Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR FISCAL 2019

Full Year Revenue is $3.68 Billion; Operating Income is $130 Million; Net Loss Attributable to Lionsgate Shareholders is $284 Million or $1.33 Diluted Net Loss per Share; Adjusted Diluted EPS is $0.87 and Adjusted OIBDA is $520 Million

Fourth Quarter Revenue is $914 Million; Operating Loss is $34 Million; Net Loss Attributable to Lionsgate Shareholders is $155 Million or $0.72 Diluted Net Loss per Share; Adjusted Diluted EPS is $0.11 and Adjusted OIBDA is $103 Million

Full Year Cash Flow Provided by Operating Activities is $428 Million and Adjusted Free Cash Flow is $638 Million; Fourth Quarter Cash Flow Provided by Operating Activities is $172 Million and Adjusted Free Cash Flow is $151 Million

Starz Reports 24.7 Million Overall Domestic Subscribers in the Quarter, Up 1.2 Million Year Over Year, Driven by Strong Over-the-Top (OTT) Growth To Over 4 Million Subscribers

SANTA MONICA, CA, and VANCOUVER, BC, May 23, 2019 -- Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $3.68 billion, operating income of $130 million, and net loss attributable to Lionsgate shareholders of $284 million, or $1.33 diluted net loss per share on 213.7 million diluted weighted average common shares outstanding for fiscal 2019 (year ended March 31, 2019). Adjusted net income attributable to Lionsgate shareholders was $191 million or adjusted diluted EPS of $0.87 and adjusted OIBDA was $520 million for fiscal 2019.

The Company generated $638 million in adjusted free cash flow during fiscal 2019 driven by operating results and working capital improvements.

“We’ve completed a very active and productive fiscal 2019 in which we set in place all the elements for strong growth and continued value creation in the year ahead,” said Lionsgate CEO Jon Feltheimer. “We’ve refilled our film and television content pipelines, refocused on extracting maximum value from our franchise properties and are capitalizing on an extraordinary opportunity to continue Starz’s global expansion and cement its stature as one of the leading international pure play subscription video-on-demand services.”

Fourth Quarter Results

For the fourth quarter ended March 31, 2019, the Company reported revenue of $914 million, operating loss of $34 million and net loss attributable to Lionsgate shareholders of $155 million or $0.72 diluted net loss per share on 215.4 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $24 million or adjusted diluted EPS of $0.11, with adjusted OIBDA of $103 million. Fourth quarter adjusted free cash flow is $151 million.
Full Year Segment Results
Media Networks segment revenues increased by 4% to $1.46 billion in the year due to strong OTT subscriber growth to over 4 million. Segment profits increased by 2% to $436 million. Starz ended the quarter with 24.7 million total domestic subscribers which was down 400,000 sequentially and up 1.2 million from the prior year quarter.
Motion Picture segment revenues decreased by 20% to $1.46 billion in the year due to a smaller film slate over the prior year. Segment profits decreased by 28% to $129 million.

Television Production segment revenues decreased by 11% to $921 million in the year due to timing of certain titles. Segment profits decreased by 41% to $66 million.

Lionsgate’s already contracted future revenue based on fixed fee or minimum guarantee arrangements (not yet recorded due to remaining performance obligations) was $1.8 billion at March 31, 2019 and December 31, 2018.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2019 fourth quarter and full year financial results at 5:00 PM ET/2:00 PM PT this afternoon, May 23. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf190523NIhw4JrY.html. A full replay will become available later this afternoon by clicking the same link.

ABOUT LIONSGATE
The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
###
For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 23, 2019.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website
The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s recent Annual Report on Form 10-K, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/financial-reports/quarterly-results/2019.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2019	March 31, 2018
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$184.3	$378.1
Accounts receivable, net	647.2	946.0
Program rights	295.7	253.2
Other current assets	267.2	195.8
Total current assets	1,394.4	1,773.1
Investment in films and television programs and program rights, net	1,672.0	1,692.0
Property and equipment, net	155.3	161.7
Investments	26.2	164.9
Intangible assets	1,871.6	1,937.7
Goodwill	2,833.5	2,740.8
Other assets	436.1	458.6
Deferred tax assets	19.8	38.8
Total assets	$8,408.9	$8,967.6
LIABILITIES
Accounts payable and accrued liabilities	$531.2	$447.7
Participations and residuals	408.5	504.5
Film obligations and production loans	512.6	327.9
Debt - short term portion	53.6	79.1
Dissenting shareholders' liability	—	869.3
Deferred revenue	146.5	183.9
Total current liabilities	1,652.4	2,412.4
Debt	2,850.8	2,478.3
Participations and residuals	479.8	438.3
Film obligations and production loans	143.1	171.3
Other liabilities	114.0	46.4
Deferred revenue	62.8	70.3
Deferred tax liabilities	56.5	91.9
Redeemable noncontrolling interest	127.6	101.8
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 82.5 shares issued (March 31, 2018 - 81.8 shares issued)	649.7	628.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 133.5 shares issued (March 31, 2018 - 129.3 shares issued)	2,140.6	2,020.3
Retained earnings	208.7	516.6
Accumulated other comprehensive loss	(80.3)	(9.7)
Total Lions Gate Entertainment Corp. shareholders' equity	2,918.7	3,155.9
Noncontrolling interests	3.2	1.0
Total equity	2,921.9	3,156.9
Total liabilities and equity	$8,408.9	$8,967.6

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$913.7	$1,040.2	$3,680.5	$4,129.1
Expenses
Direct operating	533.0	583.1	2,028.2	2,309.6
Distribution and marketing	227.2	227.9	835.5	897.6
General and administration	110.2	116.9	445.4	454.4
Depreciation and amortization	41.4	39.9	163.4	159.0
Restructuring and other	35.9	24.0	78.0	59.8
Total expenses	947.7	991.8	3,550.5	3,880.4
Operating income (loss)	(34.0)	48.4	130.0	248.7
Interest expense
Interest expense	(46.7)	(31.5)	(163.6)	(137.2)
Interest on dissenting shareholders' liability	—	(14.8)	(35.3)	(56.5)
Total interest expense	(46.7)	(46.3)	(198.9)	(193.7)
Shareholder litigation settlements	—	—	(114.1)	—
Interest and other income	2.9	2.7	12.0	10.4
Other expense	(2.9)	—	(4.7)	—
Loss on extinguishment of debt	(1.9)	(11.6)	(1.9)	(35.7)
Gain (loss) on investments	(44.4)	—	(87.6)	171.8
Equity interests income (loss)	(14.0)	(18.0)	(42.9)	(52.8)
Income (loss) before income taxes	(141.0)	(24.8)	(308.1)	148.7
Income tax benefit (provision)	(18.1)	114.4	8.5	319.4
Net income (loss)	(159.1)	89.6	(299.6)	468.1
Less: Net loss attributable to noncontrolling interests	3.9	1.7	15.4	5.5
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(155.2)	$91.3	$(284.2)	$473.6

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(0.72)	$0.43	$(1.33)	$2.27
Diluted net income (loss) per common share	$(0.72)	$0.41	$(1.33)	$2.15

Weighted average number of common shares outstanding:
Basic	215.4	210.3	213.7	208.4
Diluted	215.4	221.8	213.7	220.4

Dividends declared per common share	$—	$0.09	$0.18	$0.09

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(159.1)	$89.6	$(299.6)	$468.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41.4	39.9	163.4	159.0
Amortization of films and television programs and program rights	411.2	408.9	1,516.5	1,641.7
Interest on dissenting shareholders' liability	—	14.8	(72.0)	56.5
Amortization of debt discount and financing costs	2.7	3.3	11.6	14.3
Non-cash share-based compensation	24.3	13.9	68.1	88.4
Other non-cash items	8.4	14.4	29.0	20.1
Shareholder litigation settlements	—	—	—	—
Distributions from equity method investee	—	—	1.8	—
Loss on extinguishment of debt	1.9	11.6	1.9	35.7
Equity interests loss (income)	14.0	18.0	42.9	52.8
Loss (gain) on investments	44.4	—	87.6	(171.8)
Deferred income taxes (benefit)	12.7	(110.2)	(23.6)	(299.5)
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	162.4	(57.1)	470.8	(8.6)
Investment in films and television programs and program rights, net	(396.4)	(438.3)	(1,469.9)	(1,526.4)
Accounts payable and accrued liabilities	107.8	38.5	41.0	(181.7)
Participations and residuals	(68.7)	24.2	(85.8)	62.6
Film obligations	(1.5)	(0.3)	(11.8)	5.1
Deferred revenue	(33.7)	(54.2)	(44.4)	(29.9)
Net Cash Flows Provided By Operating Activities	171.8	17.0	427.5	386.4
Investing Activities:
Proceeds from the sale of equity method investee, net of transaction costs	48.0	—	48.0	393.7
Investment in equity method investees	(9.0)	(5.8)	(48.6)	(53.4)
Business acquisitions, net of cash acquired	—	—	(77.3)	(1.8)
Capital expenditures	(14.9)	(17.5)	(43.8)	(45.9)
Net Cash Flows Provided By (Used In) Investing Activities	24.1	(23.3)	(121.7)	292.6
Financing Activities:
Debt - borrowings	631.7	3,551.0	3,541.2	3,712.6
Debt - repayments	(743.8)	(3,343.5)	(3,212.7)	(4,335.7)
Production loans - borrowings	91.2	20.2	338.1	319.7
Production loans - repayments	(97.3)	(65.6)	(305.4)	(332.8)
Payment of dissenter liability accrued at acquisition	—	—	(797.3)	—
Dividends paid	—	—	(57.4)	—
Distributions to noncontrolling interest	(1.3)	(2.2)	(3.7)	(8.2)
Exercise of stock options	3.8	13.2	8.0	44.9
Tax withholding required on equity awards	(3.3)	(5.9)	(10.1)	(22.9)
Net Cash Flows Provided By (Used In) Financing Activities	(119.0)	167.2	(499.3)	(622.4)
Net Change In Cash, Cash Equivalents and Restricted Cash	76.9	160.9	(193.5)	56.6
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	1.2	0.5	(0.3)	(3.2)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	106.2	216.7	378.1	324.7
Cash and Cash Equivalents - End Of Period	$184.3	$378.1	$184.3	$378.1

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the results of operations of 3 Arts Entertainment is included in the Television Production segment from the acquisition date of May 29, 2018.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic licensing of premium subscription video programming to Distributors, and on a direct-to-consumer basis (ii) STARZPLAY International, which primarily represents revenues from the OTT distribution of the Company's STARZ branded premium subscription video services internationally and (iii) Streaming Services, which represents the Lionsgate legacy start-up direct to consumer streaming services on its SVOD platforms.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$357.6	$424.9	$1,464.4	$1,822.1
Television Production	272.8	294.7	920.9	1,033.2
Media Networks	362.0	353.4	1,461.0	1,411.2
Intersegment eliminations	(78.7)	(32.8)	(165.8)	(137.4)
	$913.7	$1,040.2	$3,680.5	$4,129.1
Gross contribution
Motion Picture	$47.9	$61.3	$234.1	$292.6
Television Production	30.2	33.8	109.6	151.3
Media Networks	115.3	140.0	534.0	530.0
Intersegment eliminations	(2.9)	2.4	(6.3)	(5.5)
	$190.5	$237.5	$871.4	$968.4
Segment general and administration
Motion Picture	$27.0	$32.1	$105.6	$113.2
Television Production	10.7	12.0	43.5	40.3
Media Networks	24.4	25.3	97.7	100.9
	$62.1	$69.4	$246.8	$254.4
Segment profit
Motion Picture	$20.9	$29.2	$128.5	$179.4
Television Production	19.5	21.8	66.1	111.0
Media Networks	90.9	114.7	436.3	429.1
Intersegment eliminations	(2.9)	2.4	(6.3)	(5.5)
Total segment profit	$128.4	$168.1	$624.6	$714.0
Corporate general and administrative expenses	(25.1)	(32.1)	(104.2)	(110.3)
Adjusted OIBDA(1)	$103.3	$136.0	$520.4	$603.7
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.
The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes corporate general and administrative expense, restructuring and other costs, share-based compensation, other than annual bonuses granted in immediately vested stock awards when applicable, certain programming and content charges as a result of management changes and associated changes in strategy, and purchase accounting and related adjustments, when applicable. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three months and years ended March 31, 2019 and 2018:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$354.8	$350.5	$1,440.9	$1,404.1
STARZPLAY International	1.2	—	2.1	—
Streaming Services	6.0	2.9	18.0	7.1
	$362.0	$353.4	$1,461.0	$1,411.2
Media Networks gross contribution:
Starz Networks	$129.4	$146.3	$574.1	$561.3
STARZPLAY International	(13.4)	—	(33.2)	—
Streaming Services	(0.7)	(6.3)	(6.9)	(31.3)
	$115.3	$140.0	$534.0	$530.0
Media Networks general and administration:
Starz Networks	$20.8	$23.9	$86.1	$93.3
STARZPLAY International	2.5	—	7.2	—
Streaming Services	1.1	1.4	4.4	7.6
	$24.4	$25.3	$97.7	$100.9
Media Networks segment profit:
Starz Networks	$108.6	$122.4	$488.0	$468.0
STARZPLAY International	(15.9)	—	(40.4)	—
Streaming Services	(1.8)	(7.7)	(11.3)	(38.9)
	$90.9	$114.7	$436.3	$429.1

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, and certain programming and content charges as a result of management changes and associated changes in strategy.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding the following items, when applicable: (i) immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses (which are, when granted, included in segment or corporate general and administrative expense), and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•
Programming and content charges include charges resulting from the implementation of changes to the Company's programming strategy in connection with recent management changes, which are included in direct operating expenses, when applicable.

•
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus shareholder litigation settlement charges and interest paid. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made. The adjustment for shareholder litigation settlement and interest charges paid is to exclude the non-recurring, one-time payment included in cash flows from operating activities that is associated with litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, and unusual gains or losses, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Operating income (loss)	$(34.0)	$48.4	$130.0	$248.7
Adjusted depreciation and amortization(1)	10.7	10.0	41.1	39.3
Restructuring and other(2)	35.9	24.0	78.0	59.8
Programming and content charges(3)	35.1	—	35.1	—
Adjusted share-based compensation expense(4)	10.8	14.0	52.1	85.6
Purchase accounting and related adjustments(5)	44.8	39.6	184.1	170.3
Adjusted OIBDA	$103.3	$136.0	$520.4	$603.7
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Depreciation and amortization	$41.4	$39.9	$163.4	$159.0
Less: Amount included in purchase accounting and related adjustments	(30.7)	(29.9)	(122.3)	(119.7)
Adjusted depreciation and amortization	$10.7	$10.0	$41.1	$39.3

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$14.5	$11.4	$31.5	$21.5
Accelerated vesting on equity awards	13.5	—	16.0	2.9
Total severance costs	28.0	11.4	47.5	24.4
Transaction and related costs(b)	7.9	7.8	30.5	22.2
Development expense(c)	—	4.8	—	13.2
	$35.9	$24.0	$78.0	$59.8
_______________________

(a)
Severance costs in the three months and fiscal years ended March 31, 2019 and 2018 were primarily related to restructuring activities in connection with recent acquisitions, and other cost-saving initiatives.

(b)
Transaction and related costs in the three months and fiscal years ended March 31, 2019 and 2018 reflect transaction, integration and legal costs incurred associated with certain strategic transactions and legal matters. In the fiscal year ended March 31, 2019, these costs were primarily related to the legal fees associated with the Starz class action lawsuits and other matters and, to a lesser extent, costs related to the acquisition of 3 Arts Entertainment and other strategic transactions. In the fiscal year ended March 31, 2018, these costs were primarily related to the sale of EPIX, the legal fees associated with the Starz class action lawsuits and other matters, and the integration of Starz.

(c)
Development expense in the three months and fiscal year ended March 31, 2018 represents write-downs resulting from the restructuring of the Motion Picture business in connection with the acquisition of Good Universe and new management's decisions around the creative direction on certain development projects which were abandoned in the fiscal year ended March 31, 2018.

(3)
During the fourth quarter of the fiscal year ended March 31, 2019, in connection with recent management changes, the Company implemented changes to its programming strategy including programming that will no longer be broadcast on Starz networks. As a result, the Company recorded certain programming and content charges of $35.1 million in fiscal 2019, which are included in direct operating expense in the consolidated statement of operations.

(4)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Total share-based compensation expense	$24.3	$14.0	$68.1	$88.5
Less: Amount included in restructuring and other(a)	(13.5)	—	(16.0)	(2.9)
Adjusted share-based compensation	$10.8	$14.0	$52.1	$85.6

(a)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(5)
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$1.5	$8.1	$18.0	$44.5
General and administrative expense	12.6	1.6	43.8	6.1
Depreciation and amortization	30.7	29.9	122.3	119.7
	$44.8	$39.6	$184.1	$170.3

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(155.2)	$91.3	$(284.2)	$473.6
Adjusted share-based compensation expense(1)	10.8	14.0	52.1	85.6
Restructuring and other	35.9	24.0	78.0	59.8
Programming and content charges	35.1	—	35.1	—
Purchase accounting and related adjustments(2)	44.0	39.2	182.2	168.5
Shareholder litigation settlements(3)	—	—	114.1	—
Loss on extinguishment of debt	1.9	11.6	1.9	35.7
Loss (gain) on investments(4)	44.4	—	87.6	(171.8)
Tax impact of above items(5)	(39.5)	(29.4)	(102.6)	(52.3)
Deferred tax valuation allowance, impact of corporate tax rate change on net deferred tax liabilities and other discrete items(6)	53.7	(94.1)	53.7	(259.1)
Noncontrolling interest impact of above items	(6.8)	(1.7)	(26.6)	(8.2)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$24.3	$54.9	$191.3	$331.8

Reported Basic EPS	$(0.72)	$0.43	$(1.33)	$2.27
Impact of adjustments on basic earnings per share	0.83	(0.17)	2.22	(0.68)
Adjusted Basic EPS	$0.11	$0.26	$0.89	$1.59

Reported Diluted EPS	$(0.72)	$0.41	$(1.33)	$2.15
Impact of adjustments on diluted earnings per share	0.83	(0.16)	2.20	(0.64)
Adjusted Diluted EPS(7)	$0.11	$0.25	$0.87	$1.51

Adjusted weighted average number of common shares outstanding:
Basic	215.4	210.3	213.7	208.4
Diluted	220.1	221.8	220.9	220.4
_________________________

(1)
Represents share-based compensation expense excluding amounts related to severance awards included in restructuring and other. See the table under footnote (4) to the reconciliation of operating income to Adjusted OIBDA for a reconciliation of share-based compensation expense to adjusted share-based compensation expense.

(2)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to capital lease obligations acquired in the acquisition of Starz.

(3)
Shareholder litigation settlements of $114.1 million in the year ended March 31, 2019 includes the following: (i) $54.8 million for the net expense recorded for the settlement of the Fiduciary Litigation (representing the settlement amount of $92.5 million, net of aggregate insurance reimbursement of $37.8 million) and (ii) $59.3 million related to the Appraisal Litigation, representing the amount by which the settlement amount of approximately $964 million exceeded the previously accrued dissenting shareholders' liability including interest through the date agreed in the settlement.
The Fiduciary Litigation means the seven putative class action complaints that were filed between July 19, 2016 and August 30, 2016 by purported Starz stockholders in the Court of Chancery of the State of Delaware consolidated into In re Starz Stockholder Litigation, Consolidated C.A. No. 12584-VCG. On August 22, 2018, the parties to the Fiduciary Litigation reached an agreement in principle providing for the settlement of the Fiduciary Litigation on the terms and conditions set forth in an executed term sheet.
The Appraisal Litigation means the five verified petitions for appraisal (representing approximately 22.5 million shares of Starz Series A common stock) filed between December 8, 2016 and March 16, 2017 by purported Starz stockholders in the Court of Chancery of the State of Delaware, which were consolidated into In re Starz Appraisal, Consolidated C.A. No. 12968-VCG.

(4)
In the three months and fiscal year ended March 31, 2019, amounts represent the loss on sale of our 50% equity interest in Pop and unrealized gains or losses recorded for the change in fair value of our available-for-sale equity securities measured at fair value, and the fiscal year ended March 31, 2019 also includes other-than-temporary impairments on our investments. In the fiscal year ended March 31, 2018, amounts represent the gain on sale of our 31.15% equity interest in EPIX, and other-than-temporary impairments on our investments.

(5)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(6)
In the three months and fiscal year ended March 31, 2019, represents a charge from an increase in the valuation allowance for certain of the Company's deferred tax assets. In the three months ended March 31, 2018, represents a discrete tax benefit primarily from an internal capital restructuring in connection with our third party debt refinancing, offset by charges from increases in our valuation allowance associated with certain U.S. and foreign deferred tax assets. The year ended March 31, 2018 also includes a net deferred tax benefit resulting from the impact of the change in the U.S. federal corporate income tax rate from 35% to 21% under the Tax Cuts and Jobs Act on our net deferred tax liabilities.

(7)
For the three months and year ended March 31, 2018, adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of the period presented.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities(1)	$171.8	$17.0	$427.5	$386.4
Capital expenditures	(14.9)	(17.5)	(43.8)	(45.9)
Net borrowings under and (repayment) of production loans	(6.1)	(45.5)	32.7	(13.1)
Shareholder litigation settlement charges and interest	—	—	221.3	—
Adjusted Free Cash Flow(2)	$150.8	$(46.0)	$637.7	$327.4

________________

(1)
Cash flows provided by operating activities for the three months and year ended March 31, 2019 includes the net proceeds of approximately $218.6 million and $347.0 million, respectively, from the monetization of trade accounts receivable.

(2)
Adjusted Free Cash Flow amounts for the fiscal year ended March 31, 2018 have been adjusted to reflect the adoption of a new accounting standard in the first quarter of fiscal 2019, which requires restricted cash to be reported as part of cash and cash equivalents in the statement of cash flows, and therefore the change in restricted cash is no longer reported as an activity in the statement of cash flows. As a result of adopting this standard, cash provided by operating activities and therefore Adjusted Free Cash Flow was reduced by $2.8 million for the fiscal year ended March 31, 2018.